Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of to such a statement on Schedule 13D with respect to the common stock of beneficially owned by each of them. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

Date: March 21, 2024

DC VGA LLC

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: President

Diversis Capital Partners I, L.P.

By:	Diversis Capital
Partners GP I, L.P., its general partner

By:	Diversis Capital
Partners GP I, LLC, its general partner

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: Managing Member

Diversis Capital Partners GP I, L.P.

By:	Diversis Capital
Partners GP I, LLC, its general partner

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: Managing Member

Diversis Capital Partners GP I, LLC

By:	/s/ Kevin Ma
Name: Kevin Ma
Title: Managing Member

By:	/s/ Kevin Ma
Name: Kevin Ma

By:	/s/ Ron Nayot
Name: Ron Nayot